UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant  ☑                         Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

PRGX GLOBAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRGX Global, Inc.

600 Galleria Parkway, Suite 100

Atlanta, Georgia 30339

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JUNE 18, 2020

The following Notice of Change of Location (the “Notice”) relates to the Proxy Statement (the “Proxy Statement”) of PRGX Global, Inc. (the “Company”), dated May 6, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, June 18, 2020, at 9:00 a.m. This Notice is being filed with the Securities and Exchange Commission as definitive additional soliciting materials and is being made available to shareholders on or about June 10, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT

THE FOLLOWING NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, JUNE 18, 2020 AT 9:00 A.M.

To the Shareholders of PRGX Global, Inc.:

Due to the ongoing coronavirus (COVID-19) pandemic and in accordance with Executive Order 03.20.20.02 issued by the Governor of the State of Georgia and subsequent Executive Orders extending the Public Health State of Emergency in Georgia, NOTICE IS HEREBY GIVEN that the location of the 2020 annual meeting of shareholders (the “Annual Meeting”) of PRGX Global, Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Thursday, June 18, 2020 at 9:00 a.m. However, the Annual Meeting will now be held exclusively through remote communication in a virtual meeting format and will not be held at a physical location. Therefore, you will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record as of the close of business on April 16, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted electronically to the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/PRGX2020, and enter the control number found on your proxy card, your voting instruction form or the notice you previously received.

We encourage you to access the Annual Meeting prior to its start time. You will have the opportunity to vote your shares and ask questions during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the virtual Annual Meeting login page.

Whether or not you plan to participate electronically in the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. You will not receive a new proxy card reflecting the change to a virtual meeting. The proxy card and voting instructions included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you do not need to take any action unless you wish to change your vote.

By Order of the Board of Directors,

Gregory J. Owens

Executive Chairman

June 10, 2020

The Annual Meeting on June 18, 2020 at 9:00 a.m. will be available remotely at www.virtualshareholdermeeting.com/PRGX2020. The Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.